UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Global Chief Executive Officer

On November 26, 2022, the Board of Directors (the “Board”) of Faraday Future Intelligent Electric Inc. (the “Company”) appointed Xuefeng (“XF”) Chen as Global Chief Executive Officer of the Company (“Global CEO”), effective as of November 27, 2022 (the “Effective Date”).

Mr. Chen, 46, was most recently the Company’s CEO-China and previously joined the Company from Chery Jaguar Land Rover Automobile Co., Ltd. (“Chery Jaguar Land Rover”), a joint venture between the British carmaker Jaguar Land Rover and Chinese auto manufacturer Chery Automobile, where he served as China CEO, Executive Vice President and Executive Vice President of the Joint Sales organization and Assistant to Chery Group President from 2018 to February 2021. Prior to that, he served in various positions at Chery Jaguar Land Rover, including as quality leader from 2013 to 2014, as Chief Financial Officer (2015), and as Vice President (CTO) of Research and Development (2017). As executive vice president of manufacturing from 2013 to November 2015, Mr. Chen led and set up a manufacturing team, a logistics supply chain team, and a quality system team and built the world-class production base of Chery Jaguar Land Rover in China within 18 months, and delivered the first Land Rover model manufactured in China three months ahead of schedule. Within three years after Chery Jaguar Land Rover’s initial launch in March 2015, Mr. Chen led the launch of five new Land Rover and Jaguar models in China, setting the luxury car benchmark in the industry. Mr. Chen also presided over the planning and implementation of Chery Jaguar Land Rover’s new energy strategy and the planning the battery sub-assembly plant and assembly plant. During Mr. Chen’s tenure, he presided over the planning and construction of Cherry Jaguar Land Rover’s engine plant, and Chery Jaguar Land Rover’s vehicle production capacity expanded from 130,000 to 200,000 units, paving the way for Chery Jaguar Land Rover’s hybrid and electric vehicle strategy.

Mr. Chen also served as Project Director/Department Director of Project Management of Changan Ford Mazda Company from October 2009 to January 2013 and as Senior Manager of the B2e Platform Project (Ford Mazda’s economic car platform) from April 2005 to October 2009. He worked as an electrical design engineer at Ford Motor Company, Ford Australia from January 2004 to April 2005, and as electrical product development engineer at Chongqing Changan Ford Mazda Automobile Company from 2002 to December 2003.

Mr. Chen graduated from Wuhan University of Technology in 1999 with a bachelor’s degree in automotive design and manufacturing and in 2016 with a master’s degree in automotive engineering. Mr. Chen is currently pursuing a master’s degree in business administration in Yangtze River Business School.

In connection with his appointment as Global CEO, the Company and its subsidiary, Faraday&Future Inc., entered into an employment agreement with Mr. Chen, dated as of November 27, 2022 (the “Employment Agreement”), setting forth the terms of his employment and compensation. Pursuant to the Employment Agreement, Mr. Chen’s appointment as Global CEO will be for a term ending on November 26, 2025, unless otherwise terminated or renewed in writing pursuant to the Employment Agreement. He will be entitled to a base salary of $900,000 and eligible for an annual performance-based bonus of up to $600,000 under the Company’s bonus plan. Mr. Chen will also receive a cash signing and retention bonus of $500,000 payable within 30 days following the Effective Date, subject to repayment (i) in full within 15 business days of termination of Mr. Chen by the Company for “Cause” (as defined in the Employment Agreement), or (ii) on a pro-rated basis, within 15 days, if Mr. Chen either resigns or is terminated without Cause within 36 months of the Effective Date.

The Employment Agreement also provides that Mr. Chen will be eligible to participate in the Company’s 2021 Stock Incentive Plan (the “2021 Plan”). Subject to approval by the Board and the terms of the 2021 Plan, Mr. Chen will receive (i) as of the Effective Date, $250,000 in grant date fair value of restricted stock units (“RSUs”), (ii) as of the first anniversary of the Effective Date, $300,000 in grant date fair value of RSUs, (iii) as of the second anniversary of the Effective Date, $400,000 in grant date fair value of RSUs, (iv) as of the third anniversary of the Effective Date, $450,000 in grant date fair value of RSUs, and (v) as of the fourth anniversary of the Effective Date, $600,000 in grant date fair value of RSUs. Each RSU grant will vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Mr. Chen remains employed with the Company on each such vesting date.

Subject to approval by the Board and the terms of the Company’s 2021 Plan, Mr. Chen will be eligible to receive an additional number of performance-based restricted stock units (“PSUs”) having a target grant date fair value equal to $2,000,000 if the Company reaches certain milestones and/or performance goals on certain dates, as specified by the Board (each a “Milestone”), and will be granted as follows: (i) $250,000 in value after the Company achieves the first Milestone; (ii) $300,000 in value after the Company achieves the second Milestone; (iii) $400,000 in value after the Company achieves the third Milestone; (iv) $450,000 in value after the Company achieves the fourth Milestone; and (v) $600,000 in value after the Company achieves the fifth Milestone. Should the Company reach any such Milestone, the PSUs associated with such Milestone will be issued on the date(s) such Milestone is reached and shall vest in equal one-third increments on each of the first three annual Milestone anniversary dates following the applicable grant date, provided Mr. Chen remains employed with the Company on each such vesting date.

Pursuant to the Employment Agreement, Mr. Chen will receive an option to purchase 2,000,000 shares of the Company’s class A common stock, par value $0.0001 per share (the “Class A Common Stock”) on or following the Effective Date, of which 50% will vest in equal 25% increments on each of the first four anniversaries of the Effective Date, and the other 50% shall commence vesting on the fourth anniversary of the Effective Date and shall vest in equal 25% increments on each of the next four anniversaries of the Effective Date following such date, in each case, subject to Mr. Chen’s continued employment on each such vesting date. Mr. Chen will also receive a performance-based option to purchase 2,000,000 shares of Class A Common Stock, which will not start to vest until the Company reaches certain milestones on certain dates, as specified by the Board (each, an “Option Milestone,” and such grant, the “Milestone-Based Grant”). The portion of the Milestone-Based Grant subject to each Option Milestone shall commence vesting on the date such Option Milestone is achieved and shall vest in equal 25% increments on each of the subsequent four anniversaries of such date.

In the event that Mr. Chen’s employment is terminated without Cause or due to his death or disability, then, subject to his execution and non-revocation of a standard release of claims in favor of the Company and its affiliates, Mr. Chen or his immediate family members (as applicable) will be entitled to a lump sum payment equal to the amount of his then current base salary that would have been paid over the next three months, in the case of a termination due to death or disability, or the remainder of the employment term, in the case of a termination without Cause.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. Chen and any other persons, pursuant to which he was appointed as Global CEO, no family relationships among any of the Company’s directors or executive officers and Mr. Chen, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Dr. Carsten Breitfeld

On November 26, 2022, the Board voted to remove Dr. Carsten Breitfeld as Global CEO. As of the Effective Date, Dr. Carsten Breitfeld has been provided written notice of the Board’s decision. Pursuant to the Company’s Corporate Governance Guidelines, management directors are required to tender their resignation from the Board upon their removal as an officer of the Company. Accordingly, the Board has requested and Dr. Breitfeld is expected to tender his resignation from the Board in accordance with such Corporate Governance Guidelines, which the Board expects to accept immediately.

In connection with Dr. Breitfeld’s departure, it is expected that the Company and Dr. Breitfeld will enter into a separation agreement, the material terms of which have not been finalized as of the date of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

A copy of the Company’s press release announcing the Global CEO transition described in Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Employment Agreement, dated as of November 27, 2022, by and among the Faraday Future Intelligent Electric Inc., Faraday&Future Inc. and Xuefeng Chen
99.1	Press Release dated November 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: November 28, 2022	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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